UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2006

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices)

(858) 450-9333

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Condition.

On April 26, 2006, Applied Micro Circuits Corporation (“AMCC”) issued a press release regarding its financial results for the fourth quarter ended March 31, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

AMCC reports its financial results in accordance with GAAP and additionally provides supplemental financial data on a non-GAAP basis. These non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures and they may not be consistent with the presentation used by other companies. AMCC’s management believes non-GAAP financial data is a useful measure that facilitates evaluating the ongoing performance of AMCC operations on a comparable basis. AMCC uses non-GAAP financial data to internally evaluate and manage our operating performance and in formulating our budget for future periods. AMCC is providing this information to investors and analysts, who may wish to use some or all of this information to analyze our current performance and because it is consistent with the financial models and estimates published by analysts who follow the Company.

The information in this Item 2.02 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release dated April 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: April 26, 2006	By:	/s/ Robert G. Gargus
Robert G. Gargus
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated April 26, 2006.